EXHIBIT 10.18

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of April 2, 2014, is entered into by and between Coates International, Ltd., a Delaware corporation (the “Company”), and Typenex Co-Investment, LLC, a Utah limited liability company, its successors and/or assigns (the “Buyer”).

A.      The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

B.      The Buyer desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, a Secured Convertible Promissory Note, in the form attached hereto as Exhibit A, in the original principal amount of $316,500.00 (the “Note”), convertible into shares of common stock, $0.0001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note. This Agreement, the Note, the Secured Buyer Notes (as defined below), the Buyer Notes (as defined below), the Security Agreement (as defined below), the Pledge Agreement (as defined below), and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”).

C.      For purposes of this Agreement: “Conversion Shares” means all shares of Common Stock issuable upon conversion of all or any portion of the Note; and “Securities” means the Note and the Conversion Shares, as applicable.

NOW THEREFORE, the Company and the Buyer hereby agree as follows:

1.       Purchase and Sale of Securities.

          1.1.       Purchase of Securities. On the Closing Date (as defined below), the Company shall issue and sell to the Buyer and the Buyer agrees to purchase from the Company the Note. In consideration thereof, the Buyer shall pay (i) the amount designated as the initial cash purchase price on the Buyer’s signature page to this Agreement (the “Initial Cash Purchase Price”), and (ii) issue to the Company the Secured Buyer Notes and the Buyer Notes (the sum of the initial principal amount of the Secured Buyer Notes and the Buyer Notes, together with the Initial Cash Purchase Price, the “Purchase Price”). Subject to Section 1.5, the Secured Buyer Notes shall be secured by the Pledge Agreement substantially in the form attached hereto as Exhibit B, as the same may be amended from time to time (the “Pledge Agreement”). Initially, only the Secured Buyer Notes will be secured by the Pledge Agreement pursuant to the terms and conditions of the Pledge Agreement, the Secured Buyer Notes and this Agreement, but the Buyer Notes may become secured by the collateral described in the Pledge Agreement subsequent to the Closing Date at such time as determined by the Buyer in its sole discretion. The Purchase Price is allocated to the Tranches (as defined in the Note) of the Note as set forth in the table attached hereto as Exhibit C.

          1.2.      Form of Payment. On the Closing Date, (i) the Buyer shall pay the Purchase Price to the Company against delivery of the Note by delivering the following at the Closing: (A) the Initial Cash Purchase Price, which shall be delivered by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, (B) Secured Buyer Note #1 in the principal amount of $50,00.00 duly executed and substantially in the form attached hereto as Exhibit D (“Secured Buyer Note #1”); (C) Secured Buyer Note #2 in the principal amount of $50,00.00 duly executed and substantially in the form attached hereto as Exhibit E (“Secured Buyer Note #2,” and together with Secured Buyer Note #1, the “Secured Buyer Notes”); (D) Buyer Note #3 in the principal amount of $50,000.00 duly executed and substantially in the form attached hereto as Exhibit F (“Buyer Note #3”); and (E) Buyer Note #4 in the principal amount of $50,000.00 duly executed and substantially in the form attached hereto as Exhibit G (“Buyer Note #4”), and together with Buyer Note #3, the “Buyer Notes”); and (ii) the Company shall deliver the duly executed Note on behalf of the Company, to the Buyer, against delivery of such Purchase Price.

          1.3.       Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be 12:00 noon, Eastern Time on or about April 2, 2014, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at the offices of the Buyer unless otherwise agreed upon by the parties.

          1.4.       Note Collateral. The Note shall be secured by the collateral set forth in that that certain Security Agreement attached hereto as Exhibit H listing the Secured Buyer Notes and the Buyer Notes as security for the Company’s obligations under the Transaction Documents (the “Security Agreement”).

          1.5.      Secured Buyer Note Collateral. At the Closing, the Buyer shall execute the Pledge Agreement, thereby granting to the Company a security interest in the collateral described therein (the “Collateral”). The Buyer also agrees to file a UCC Financing Statement (Form UCC1) with the Utah Department of Commerce in the manner set forth in the Pledge Agreement in order to perfect the Company’s security interest in the Collateral. Notwithstanding anything to the contrary herein or in any other Transaction Document, the Buyer may, in the Buyer’s sole discretion, add additional collateral to the Collateral covered by the Pledge Agreement, and may substitute Collateral as the Buyer deems fit, provided that the net fair market value of the substituted Collateral may not be less than the aggregate principal balance of the Secured Buyer Notes as of the date of any such substitution. In the event of a substitution of Collateral, the Buyer shall timely execute any and all amendments and documents necessary or advisable in order to properly release the original collateral and grant a security interest upon the substitute collateral in favor of the Company, including without limitation the filing of an applicable UCC Financing Statement Amendment (Form UCC3) with the Utah Department of Commerce. The Company agrees to sign the documents and take such other measures requested by the Buyer in order to accomplish the intent of the Transaction Documents, including without limitation, execution of a Form UCC3 (or equivalent) termination statement against the Collateral within five (5) Trading Days after written request from the Buyer. The Company acknowledges and agrees that the Collateral may be encumbered by other monetary liens in priority and/or subordinate positions. The intent of the parties is that the net fair market value of the Collateral (less any other prior liens or encumbrances) will be equal to or greater than the aggregate outstanding balance of the Secured Buyer Notes. To the extent the fair market value of the Collateral (less any other liens or encumbrances) is less than the total outstanding balance of all the Secured Buyer Notes, then the Collateral will be deemed to only secure those Secured Buyer Notes with an aggregate outstanding balance that is less than or equal to such net fair market value of the Collateral, applied in numerical order of the Secured Buyer Notes. By way of example only, if the fair market value of the Collateral is determined by appraisal to be $100,000 and the Collateral is encumbered by $50,000 of prior liens, then the net fair market value for purposes of this section is $50,000 ($100,000 - $50,000). Accordingly, the Collateral will be deemed to secure only Secured Buyer Note #1, while Secured Buyer Note #2 shall be deemed unsecured. If the Collateral is subsequently appraised for $125,000 with all prior liens removed, then the Collateral will automatically be deemed to secure Secured Buyer Note #1 and Secured Buyer Note #2.

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          1.6.       Original Issue Discount; Transaction Expenses. The Note carries an original issue discount of $15,000.00 (the “OID”). In addition, the Company agrees to pay $1,500.00 to the Buyer to cover the Buyer’s legal fees, accounting costs, due diligence, monitoring and other transaction costs incurred in connection with the purchase and sale of the Securities, all of which amount is included in the initial principal balance of the Note (the “Carried Transaction Expense Amount”). The Purchase Price, therefore, shall be $300,000.00, computed as follows: $316,500.00 original principal balance, less the OID, less the Carried Transaction Expense Amount. The Initial Cash Purchase Price shall be the Purchase Price less the sum of the initial principal amounts of the Secured Buyer Notes and the Buyer Notes.

2.       Buyer’s Representations and Warranties. The Buyer represents and warrants to the Company that: (i) this Agreement has been duly and validly authorized; (ii) this Agreement, the Secured Buyer Notes, the Buyer Notes, and the Pledge Agreement have been duly executed and delivered on behalf of the Buyer, (iii) this Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms; and (iv) the Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

3.       Representations and Warranties of the Company. The Company represents and warrants to the Buyer that: (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted; (ii) the Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary; (iii) the Company has registered its Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; (v) this Agreement, the Note, and the Security Agreement have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable in accordance with their terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; (vi) the execution and delivery of the Transaction Documents by the Company, the issuance of Securities in accordance with the terms hereof, and the consummation by the Company of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (a) the Company’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock, or (c) to the Company’s knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of the Company’s properties or assets; (vii) no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of the Company is required to be obtained by the Company for the issuance of the Securities to the Buyer; (viii) none of the Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) the Company is not, nor has it ever been, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act; (xi) the Company has taken no action which would give rise to any claim by any person or entity for a brokerage commission, placement agent or finder’s fees or similar payments by the Buyer relating to the Note or the transactions contemplated hereby; and (xii) except for such fees arising as a result of any agreement or arrangement entered into by the Buyer without the knowledge of the Company (a “Buyer’s Fee”), the Buyer shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and the Company shall indemnify and hold harmless each of the Buyer, the Buyer’s employees, officers, directors, stockholders, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed or existing fees (other than a Buyer’s Fee, if any).

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4.       Company Covenants. Until all of the Company’s obligations hereunder are paid and performed in full, or within the timeframes otherwise specifically set forth below, the Company shall comply with the following covenants: (i) from the date hereof until the date that is six (6) months after all the Conversion Shares either have been sold by the Buyer, or may permanently be sold by the Buyer without any restrictions pursuant to Rule 144, the Company shall timely make all filings required to be made by it under the 1933 Act, the 1934 Act, Rule 144 or any United States securities laws and regulations thereof applicable to the Company or by the rules and regulations of its principal trading market, and such filings shall conform to the requirements of applicable laws, regulations and government agencies, and, unless such filings are publicly available on the SEC’s EDGAR system (via the SEC’s web site at no additional charge), the Company shall provide a copy thereof to the Buyer promptly after such filings; (ii) so long as the Buyer beneficially owns any of the Securities and for at least twenty (20) trading days thereafter, the Company shall file all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (iii) the Common Stock shall be listed or quoted for trading on any of (a) the NYSE Amex, (b) the New York Stock Exchange, (c) the Nasdaq Global Market, (d) the Nasdaq Capital Market, (e) the OTC Bulletin Board, (f) the OTCQX, or (g) the OTCQB; (iv) the Company shall use the net proceeds received hereunder for working capital and general corporate purposes only; provided, however, the Company will not use such proceeds to pay fees payable (A) to any broker or finder relating to the offer and sale of the Securities unless such broker, finder, or other party is a registered investment adviser or registered broker-dealer and such fees are paid in full compliance with all applicable laws and regulations, or (B) to any other party relating to any financing transaction effected prior to the date hereof; and (v) from and after the date hereof and until all of the Company’s obligations hereunder and the Note are paid and performed in full, the Company shall not transfer, assign, sell, pledge, hypothecate or otherwise alienate or encumber the Secured Buyer Notes or the Buyer Notes in any way without the prior written consent of the Buyer.

5.       Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Securities to the Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

          5.1.       The Buyer shall have executed this Agreement, the Secured Buyer Notes, the Buyer Notes and the Pledge Agreement, and delivered the same to the Company.

          5.2.       The Buyer shall have delivered the Purchase Price in accordance with Section 1.2 above.

6.       Conditions to the Buyer’s Obligation to Purchase. The obligation of the Buyer hereunder to purchase the Securities at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion:

          6.1.       The Company shall have executed this Agreement and delivered the same to the Buyer.

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          6.2.       The Company shall have delivered to the Buyer the duly executed Note in accordance with Section 1.2 above.

          6.3.       The Company shall have delivered to the Buyer a fully executed secretary’s certificate evidencing the Company’s approval of the Transaction Documents substantially in the form attached hereto as Exhibit I.

          6.4.       The Company shall have delivered to the Buyer a fully executed share issuance resolution to be delivered to the Company’s transfer agent substantially in the form attached hereto as Exhibit J.

          6.5.       The Company shall have delivered to the Buyer fully executed copies of all other Transaction Documents required to be executed by the Company herein or therein.

7.       Reservation of Shares. At all times during which the Note is convertible, the Company will reserve from its authorized and unissued Common Stock to provide for the issuance of Common Stock upon the full conversion of the Note. The Company will at all times reserve at least three times the number of shares of Common Stock necessary to convert the total Outstanding Balance (as defined in and determined pursuant to the Note) of the Note, but in any event not less than 19,000,000 shares of Common Stock shall be reserved at all times for such purpose (the “Share Reserve”). The Company further agrees that it will immediately add shares of Common Stock to the Share Reserve in increments of 2,000,000 shares as and when requested by the Buyer in writing from time to time.

8.       Governing Law; Miscellaneous. The provisions set forth in this Section 8 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein.

          8.1.       Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Subject to Section 8.2 below, each party hereto hereby (a) consents to and expressly submits to the exclusive personal jurisdiction of any state or federal court sitting in Salt Lake County, Utah in connection with any dispute or proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of any such dispute or proceeding may only be heard and determined in any such court, (c) expressly submits to the venue of any such court for the purposes hereof, and (d) waives any claim of improper venue and any claim or objection that such courts are an inconvenient forum or any other claim or objection to the bringing of any such proceeding in such jurisdictions or to any claim that such venue of the suit, action or proceeding is improper.

          8.2.       Arbitration of Disputes. The parties shall submit all claims and disputes arising under this Agreement or any other Transaction Document, other than claims and disputes related to Calculations (as defined in the Note) and Payment Defaults (as defined in the Note), to binding arbitration to be held in Salt Lake County, Utah according to the then prevailing rules and procedures of the American Arbitration Association, where the findings and decision of the arbitrator shall be binding upon all parties to such dispute. All fees and costs (including reasonable attorneys’ fees) incurred pursuant to the resolution of any dispute to which this Section 8.2 applies shall be allocated to the losing party. For the avoidance of doubt, this Section 8.2 shall not apply to Payment Defaults under the Note.

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          8.3.       Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. A signature delivered by electronic means (i.e., by “pdf” signature) shall be deemed and original for all purposes.

          8.4.       Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

          8.5.       Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the parties hereto.

          8.6.       Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to an executive officer, or by confirmed facsimile, (b) the fifth Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail, or (c) the third Trading Day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to the Company:

 Coates International, Ltd.

Attn: Barry C. Kaye, CFO

2100 Highway 34 & Ridgewood Road

Wall Township, NJ 07719

If to the Buyer:

Typenex Co-Investment, LLC

Attn: John Fife, President

303 East Wacker Drive, Suite 1200

Chicago, Illinois 60601

With a copy to (which copy shall not constitute notice):

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan K. Hansen

2940 West Maple Loop, Suite 103

Lehi, Utah 84043

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                          8.7.       Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by the Buyer hereunder may be assigned by the Buyer to a third party, including its financing sources, in whole or in part, but only with the prior written consent of the Company, which consent shall not be unreasonably withheld. The Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of the Buyer.

                          8.8.       Survival. The representations and warranties of the Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Buyer. The Company agrees to indemnify and hold harmless the Buyer and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

                          8.9.       Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                          8.10.     Buyer’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents on the Buyer are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that the Buyer may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as the Buyer may deem expedient. The parties agree that the amount of damages for a breach by the Company of the Transaction Documents is difficult to determine at this time and that the fees and charges included in the Transaction Documents are a reasonable estimation of the amount of liquidated damages for any such breach under the circumstances existing at the time this Agreement is entered into and are not penalties. All fees and charges provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available in law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages.

                          8.11.     Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time the Buyer shall or would be issued shares of Common Stock under any of the Transaction Documents, but such issuance would cause the Buyer (together with its affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Note), then the Company must not issue to the Buyer the shares that would cause the Buyer to exceed the Maximum Percentage. For purposes of this Section, beneficial ownership of Common Stock will be determined under the 1934 Act.

                          8.12.     Attorneys’ Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading. If (a) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing legal proceedings, or is collected or enforced through any legal proceeding, or the Buyer otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note; or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting the Company’s creditors’ rights and involving a claim under the Note; then the Company shall pay the costs incurred by the Buyer for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

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                          8.13.     Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

                          8.14.        Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

                          8.15.        Time of the Essence. Time is expressly made of the essence of each and every provision of this Agreement and the other Transaction Documents.

[Remainder of page intentionally left blank; signature page to follow]

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SUBSCRIPTION AMOUNT:

Principal Amount of Note:	$300,000.00

Initial Cash Purchase Price:	$100,000.00

IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

BUYER:

Typenex Co-Investment, LLC

By:	Red Cliffs Investments, Inc., its Manager

	By:	/s/ John M. Fife
John M. Fife, President

COMPANY:

Coates International, Ltd.

By:	/s/ Barry C. Kaye
Printed Name:	Barry C. Kaye
Title:	Chief Financial Officer

ATTACHED EXHIBITS:

Exhibit A	Note
Exhibit B	Pledge Agreement
Exhibit C	Allocation of Purchase Price
Exhibit D	Secured Buyer Note #1
Exhibit E	Secured Buyer Note #2
Exhibit F	Buyer Note #3
Exhibit G	Buyer Note #4
Exhibit H	Security Agreement
Exhibit I	Secretary’s Certificate
Exhibit J	Share Issuance Resolution

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